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                                                          Exhibit 23.1



                           CONSENT OF BDO SEIDMAN, LLP



Allied Devices Corporation
Baldwin, New York


We hereby consent to the incorporation by reference and inclusion in the Prospectuses constituting part of the Registration Statements filed on Form S-8 on April 6, 1994 and April 8, 1996 of our report dated December 18, 1997 relating to the consolidated financial statements of Allied Devices Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997.



BDO SEIDMAN, LLP

December 18, 1997